EXHIBIT 10.5

		       AMENDMENT TO EMPLOYMENT AGREEMENT


	  AMENDMENT dated as of April 28, 1995 with respect to the Employment Agreement (the "Employment Agreement") dated as of January 1, 1991, as amended on April 1, 1991, June 6, 1991, January 1, 1993 and April 1, 1994, by and between La Jolla Management Corp., a Delaware corporation ("La Jolla"), and David C. Flaugh ("Executive").

	  In connection with the merger (the "Merger") of National Health Laboratories Holdings Inc. ("NHL") and Roche Biomedical Laboratories, Inc., into a combined company (the surviving corporation of the Merger being referred to as the "Company") pursuant to the Merger Agreement dated as of December 13, 1994 among National Health Laboratories Holdings, Inc., HLR Holdings Inc., Hoffmann-La Roche Inc. and Roche Biomedical Laboratories, Inc., Executive and the Company have agreed to enter into this Amendment to be effective at the time (the "Effective Time") of the Merger.

	  1. At the Effective Time, Executive shall be employed as Executive Vice President and Chief Operating Officer of the Company. Both La Jolla and Executive agree that, as of Effective Time, the duties assigned to Executive are materially inconsistent with his status prior to the Merger as Senior Executive Vice President and Chief Operating Officer of NHL, and that there has been an adverse alteration in the nature of the Executive's responsibilities as Senior Executive Vice President, which would entitle Executive to terminate his employment for "Good Reason" pursuant to Section 6(b) of the Employment Agreement. Notwithstanding the foregoing, both La Jolla and Executive agree that Executive's right to so terminate his employment pursuant to Section 6(b) shall be exercisable only on December 31, 1995, and if such date is not a business day, the closest business day thereto and any earlier termination of employment by Executive shall be deemed a material breach of the Employment Agreement, provided that, notwithstanding the foregoing, if after the date of the Merger and before December 31, 1995, duties are assigned to Executive which are materially inconsistent with his new status as Executive Vice President and Chief Operating Officer of the Company after the Merger or there is an adverse alteration in the nature of Executive's new responsibilities as Executive Vice President of the Company after the Merger, then Executive may terminate his employment for Good Reason pursuant to Section 6(b).

	  2. In the event Executive elects to terminate his employment for Good Reason pursuant to Section 1 above, as of January 1, 1996 or such earlier date of termination, Executive shall be entitled to the payments and benefits described in Section 7(b), 8 and 11(a) of the Employment Agreement.

	  3. In the event Executive does not elect to terminate his employment for Good Reason pursuant to Section 1 above, then without any further action by any party, effective as of January 1, 1996:

	       (a) The last sentence of Section 2 of the Employment Agreement shall be automatically amended in its entirety to read as follows:

		     "The duties to be performed by the Executive shall be
	       performed primarily at the offices of the Company in La Jolla, California, subject to reasonable travel requirements on behalf of the Company."

	       (b) Clause (i) of Section 6(b) shall be automatically amended in its entirety to read as follows:

		     "(ii)  the assignment to Executive of duties materially
	       inconsistent with his status as Executive Vice President and Chief Operating Officer of the Company or an adverse alteration in the nature of Executive's responsibilities as Executive Vice President, as such duties and responsibilities exist on the six month anniversary of the Effective Time."

	       IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

				 LA JOLLA MANAGEMENT CORP.


				 By:    /s/ Bradford T. Smith
				     -------------------------------
				     Name:  Bradford T. Smith
				     Title: Executive Vice President,
					    General Counsel and
					    Secretary


				 EXECUTIVE


					/s/ David C. Flaugh
				     -------------------------------
				     Name:  David C. Flaugh